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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Small Cap Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0            	0.00             13,012,892	19.07


     Class B      0             0.00             7,824,913	18.42


     Class C      0             0.00             2,841,501	18.38


     Class I      0          	0.00             13,729,597	19.26